February 4, 2019

TO:
All Stockholders
               (Addressed Individually)

SUBJECT:
Report from the President

At the Bank

Engaging Members, Enhancing Value

At the Federal Home Loan Bank of New York, we strive to not only enhance the value of membership in our cooperative, but ensure that all members are getting the most out of this membership. We have found that holding member forums, stockholders meetings and other educational events throughout the year can provide an opportunity to learn more about the ways members can leverage their FHLBNY membership to support their strategies and grow their business.

To that end, we are excited to announce our 2019 FHLBNY Symposium, Strategies for Success: Are You Mission Ready? This one-day member event will be held on April 17 in New York City, and will provide members with a diverse range of presentations that we believe will provide value -- including the keynote address from Robert O’Neill, former SEAL Team Six leader and best-selling author. In addition to the Symposium, we plan to hold a number of targeted webinars, educational programs and lunch & learns across our District to directly engage with our members throughout 2019. And, in addition to these events, we offer Member-Director Education sessions, which are specifically created for our members’ boards and management teams, with programming tailored to each individual member’s needs. I encourage all of our members to attend both the Symposium and any local events throughout the year. The partnership we share with our members is the heart of our cooperative, and by building on this partnership, we strengthen our ability to meet the needs of the communities we all serve.

Our first such member event for 2019 will be held in San Juan, Puerto Rico later this month. On February 11, the FHLBNY will host Reactivado: Reflecting on the Past, Looking to the Future, our biennial Puerto Rico & U.S. Virgin Islands Member Forum. In addition to a business and financial update from our management team and a panel discussion on housing and economic development, the forum will feature a number of presentations from key regulators and local leaders in banking, housing and community development. The forum will also serve to help grow our membership in the Caribbean, as we continue to strengthen the region’s insurance company, credit union and CDFI representation in our cooperative.

Growing our membership in the Caribbean and across our District is important because of the benefits this partnership brings to the community. For example, last year, our Municipal Letter of Credit (“MULOC”) product – which provides members with more collateral flexibility to secure public fund deposits and provides municipalities with the benefit of our secure and convenient AAA-rated Letters of Credit – was approved for use in Puerto Rico, the culmination of a multi-year effort led by the Puerto Rico Bankers Association. In the year since this approval, MULOC balances have grown to above $1 billion in Puerto Rico. And since 2016, when the product was similarly approved for use in the U.S. Virgin Islands, balances there have grown to $500 million -- reflecting a true need in the Caribbean for this product from both our members and the municipalities themselves.

The strength of our partnership is also evident in the recovery and rebuilding efforts stemming from the devastating 2017 hurricane season. Last year, we created two new Disaster Recovery Grant Programs – the Homeowner Recovery Grant and the Small Business Recovery Grant – to help communities in Puerto Rico and the U.S. Virgin Islands continue to recover from the dual impacts of hurricanes Irma and Maria. Since the inception of the Disaster Recovery Grant Programs, the FHLBNY has joined with our Caribbean members to fund $2.8 million in grants, providing funding to 271 households and 97 small businesses in the affected areas. This grant activity is in addition to the $40 million in Disaster Recovery Funding accessed by our members since it became available in September 2017. As we have seen in past natural disasters, the local lender is key to relief and rebuilding efforts following natural disasters. But the local lender is also key to a wide range of activities – in both times of stress and times of growth – that revitalize, strengthen and build communities, and we are proud to partner with our members and offer a number of products, programs, services and events that support these efforts.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.